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                                                                    EXHIBIT 99.1




NEWS RELEASE

        MARVELL ANNOUNCES RETIREMENT OF DIRECTOR FROM BOARD OF DIRECTORS

Sunnyvale, CA. (April 12, 2002) - Marvell(R) Technology Group Ltd. (NASDAQ:
MRVL) today announced that Avigdor Willenz, who joined the Company's Board of Directors in connection with Marvell's acquisition of Galileo Technology Ltd. in January 2001, has retired from Marvell's Board, effective April 9, 2002, to pursue philanthropic activities. At the time of Marvell's acquisition of Galileo, Mr. Willenz was the Chairman and CEO of Galileo and afterward served on Marvell's Board.

"I enjoyed working with the Marvell team as a combined company and look forward to the Company's continued success," stated Avigdor Willenz.

Dr. Sehat Sutardja, Marvell's Co-Chairman and CEO, thanked Mr. Willenz for his service and noted, "Our Marvell family wishes Avigdor well."

ABOUT MARVELL

Marvell, a technology leader in the development of extreme broadband system-level IC solutions for Internet connectivity and infrastructure, comprises Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), and Galileo Technology Ltd. (GTL). On behalf of MIL, MSI designs, develops and markets integrated circuits utilizing proprietary Communications Mixed-Signal Processing (CMSP) and digital signal processing technologies for communications signal processing markets. MAPL is headquartered in Singapore and is responsible for production, distribution and design operations. GTL develops high-performance communications Internetworking and Switching products for the broadband communications market. As used in this release, the terms "Company" and "Marvell" refer to the entire group of companies. The Company applies its technology to the extreme broadband communications market where its products are used in network access equipment to provide the interface between communications systems and data transmission media. MSI is headquartered at 700 First Ave., Sunnyvale, Calif., 94089; phone:
(408) 222-2500, fax: (408) 752-0588. Marvell's common stock is traded on the NASDAQ under the symbol MRVL. More information on Marvell is available on the Internet at www.marvell.com.

SAFE HARBOR STATEMENT OF MARVELL UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our products, our industry, our markets, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, market results may differ materially and adversely from those expressed in any forward-looking statements in this release.

Important risks, uncertainties and assumptions that may cause such a difference for Marvell include, but are not limited to, the timing, cost and successful completion of technology and product development through volume production; the rate at which our present and future customers and
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end-users adopt this product; the timing and results of customer-industry qualification and certification of our products; and the timing, pricing, rescheduling, or cancellation of significant customer orders.

For other factors that could cause Marvell's results to vary from expectations, please see the section titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the year ended January 27, 2001 and Marvell's subsequent quarterly reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact:   Kathryn Gentry
                                    Director of Corporate Communications
                                    Marvell Semiconductor, Inc.
                                    Tel: 408 222 2500
                                    E-mail: kathy@marvell.com